UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2026

Expion Energy, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-41347	81-2701049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2025 SW Deerhound Avenue

Redmond, OR 97756

(Address of principal executive offices and zip code)

(541) 797-6714

(Registrant’s telephone number, including area code)

Expion360 Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPON	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Appointment

On August 25, 2026, the board of directors (the “Board”) of Expion Energy, Inc. (the “Company”) appointed Robert Winspear to serve as the Company’s Chief Financial Officer, Secretary and Treasurer effective immediately. In this role, Mr. Winspear will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Winspear, age 61, has over 30 years of experience as an executive officer and director of both private and public companies. From September 2021 to June 2026, Mr. Winspear served as the Chief Financial Officer and Secretary of Blackboxstocks Inc., and continued in his role as Chief Financial Officer and director following its merger with REalloys Inc., a rare earth metals and permanent magnet company, which began trading on the Nasdaq Capital Market as REalloys Inc. (Nasdaq: ALOY) on February 25, 2026. Mr. Winspear was also Vice President, Secretary and Chief Financial Officer of Excel Corporation, a credit card processing company (formerly OTC: EXCC), from May 2014 to June 2017. Since 2002, he has served as President of Winspear Investments LLC, a Dallas-based private investment firm specializing in lower middle market transactions. Winspear Investments has made investments in a wide range of industries, including banking, real estate, distribution, supply chain management, mega yacht marinas and hedge funds. Mr. Winspear has served on the boards of several public and private entities. Mr. Winspear started his career with Arthur Andersen in Dallas, Texas. Mr. Winspear holds a B.B.A. and a M.P.A. from the University of Texas at Austin.

In connection with his appointment as Chief Financial Officer, Mr. Winspear entered into an employment agreement with the Company (the “Employment Agreement”), effective August 25, 2026. Pursuant to the terms of the Employment Agreement, Mr. Winspear has an initial one-year employment term, which renews annually for subsequent one-year terms. Mr. Winspear is entitled to an annual base salary of $285,000, which will automatically increase to $300,000 upon the timely submission of the Company’s Annual Report on Form 10-K for the year ending December 31, 2026 (the “2026 Annual Report”). Mr. Winspear is eligible for an annual cash incentive bonus based on performance objectives established annually by the Board or the compensation committee of the Board (the “Compensation Committee”).

In addition, the Compensation Committee approved, upon Mr. Winspear’s commencement of employment, a grant of 30,000 restricted stock units (the “RSU Grant”) and, upon the timely filing of the 2026 Annual Report, a grant of a stock option to purchase 15,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the grant date (the “Option Grant” and together with the RSU Grant, the “Equity Awards”), in each case as an inducement award pursuant to Nasdaq Listing Rule 5635(c)(4). Twenty-five percent of the securities underlying the Equity Awards vest on the first anniversary of the applicable grant date, and the remainder vest in 12 equal quarterly installments thereafter, in each case subject to Mr. Winspear’s continued employment.

In addition, Mr. Winspear is entitled to participate in any retirement, paid time off, and health and welfare benefit plans, practices, policies and arrangements the Company may offer. Mr. Winspear is also entitled to reimbursement for reasonable business and travel expenses incurred in connection with the performance of his duties.

If Mr. Winspear’s employment is terminated by the Company without Cause or he resigns for Good Reason (in each case as defined in the Employment Agreement), he will be entitled to receive (i) 12 months of continued base salary, (ii) any annual cash incentive bonus earned but unpaid, (iii) an amount equal to the target cash incentive bonus for the year of termination, and (iv) continued medical and dental coverage under COBRA for up to 12 months, in each case subject to his execution of a release of claims in favor of the Company and his continued compliance with the restrictive covenants described below.

The Employment Agreement includes customary non-competition, employee and customer non-solicitation, non-disparagement and confidentiality covenants, which apply during Mr. Winspear’s employment and for 12 months following termination. Mr. Winspear will enter into the Company’s standard indemnification agreement for directors and officers.

There are no arrangements or understandings between Mr. Winspear and any other person pursuant to which he was appointed as Chief Financial Officer. There are no family relationships between Mr. Winspear and any director or executive officer. Except for his employment relationship with the Company and the compensation arrangements arising in connection therewith, there are no relationships involving Mr. Winspear that are required to be reported pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Former Chief Financial Officer Transition

As previously reported, on July 29, 2026, Shawna Bowin provided notice of her resignation as the Company’s Chief Financial Officer. Ms. Bowin is assisting with the orderly transition of her roles and responsibilities through approximately October 31, 2026, during which time she will serve as Vice President, Finance.

Director Resignations

Brian Schaffner and Tien Q. Nguyen resigned from the Board effective as of August 26, 2026, and Joseph Hammer resigned from the Board effective as of August 28, 2026. None of the resignations were the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Chairman of the Board Appointment

Following Mr. Hammer’s resignation, the Board appointed Scott Burell as Chairman of the Board.

Director Appointment

On August 28, 2026, the Board appointed Marc Jarvis to the Board for a term expiring at the Company’s annual meeting of stockholders to be held in 2026 and until his successor has been elected and qualified, or until his earlier death, resignation, or removal.

Mr. Jarvis, age 70, brings more than four decades of executive, management and technical expertise within the oil and gas industry. Mr. Jarvis is a Partner at Cynergy Advisors, LLC (“Cynergy”), a consulting firm providing transaction and investment banking services to clients in the oil and gas industry since 2009. Prior to joining Cynergy Advisors in 2020, Mr. Jarvis served as the Executive Vice President, Exploration & Production, of Falcon V, LLC, a New Orleans-based private equity backed oil and gas company focused on Deep Tuscaloosa assets, from 2016 to 2019. From 2011 to 2015, Mr. Jarvis served as Senior Vice President, Engineering, and later Executive Vice President, Exploration & Production, of Summit Discovery Resources LLC, a wholly owned subsidiary of Sumitomo Corporation of Japan, where he was responsible for managing operations, reservoir engineering and geologic departments overseeing an asset base valued at over $1.8 billion and consisting of 730,000 gross acres. From 2005 to 2011, Mr. Jarvis was the Owner and Manager of Skyline Oil & Gas LLC, a Houston-based exploration and development company that originated joint ventures and service contracts. From 1999 to 2005, Mr. Jarvis served as Director of Engineering & Corporate Planning and Director of Acquisitions at Penn Virginia Oil & Gas Corporation, playing a key role in expanding the Gulf Coast Division, executing over $160 million in acquisitions. Mr. Jarvis holds an A.S. and B.S. in Petroleum Engineering Technology from Oklahoma State University. The Company believes Mr. Jarvis is qualified to serve on the Board because of his extensive investment banking, financial and operational experience in the oil and gas industry.

Mr. Jarvis is eligible to participate in the Company’s standard non-employee director compensation policy.

As previously announced, the Company has entered into an Exploration Agreement relating to an oil and gas exploration opportunity encompassing an area of mutual interest in Eastern Louisiana (the “Exploration Agreement”). The Exploration Agreement reserves overriding royalty interests (“ORRI”) to certain parties, including Cynergy. Mr. Jarvis is a Managing Member and Partner of Cynergy and has an indirect material interest in the Cynergy ORRI.

There was no arrangement or understanding pursuant to which Mr. Jarvis was elected as a director. Except for his indirect material interest in the Cynergy ORRI, there are no related party transactions between the Company and Mr. Jarvis. Mr. Jarvis will enter into the Company’s standard indemnification agreement for directors and officers.

Item 5.08.	Shareholder Director Nominations.

2026 Annual Meeting of Stockholders

The Company expects to hold its 2026 annual meeting of stockholders (the “Annual Meeting”) on November 4, 2026 and expects the record date for the Annual Meeting to be September 15, 2026. The Company will provide additional details regarding the exact time and location of, and the matters to be voted on at, the Annual Meeting in the Company’s proxy statement for the Annual Meeting, which will be filed with the Securities and Exchange Commission (the “SEC”).

Stockholder Proposal and Director Nomination Deadlines

Because the scheduled date of the Annual Meeting represents a change of more than 30 days from the anniversary of the Company’s 2025 annual meeting of stockholders, the deadlines for stockholders to propose actions for consideration or to nominate individuals to serve as directors at the Annual Meeting previously set forth in the Company’s 2025 proxy statement are no longer applicable. Therefore, the Company is providing notice of revised deadlines in connection with the Annual Meeting as set forth below.

Revised Deadline for Rule 14a-8 Stockholder Proposals

Qualified stockholder proposals made pursuant to Rule 14a-8 (“Rule 14a-8”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be presented at the Annual Meeting and included in the Company’s proxy statement and form of proxy relating to that meeting must be received by the Company no later than September 10, 2026, which the Company has determined to be a reasonable time before it expects to begin distributing its proxy materials for the Annual Meeting. Any proposal received after such date will be considered untimely for inclusion in the proxy statement. All proposals submitted pursuant to Rule 14a-8 must comply with the rules and regulations promulgated by the SEC.

Revised Deadline Under Advance Notice Bylaw Provision

The Company’s Amended and Restated Bylaws (the “Bylaws”) include separate advance notice provisions applicable to stockholders desiring to bring nominations for directors or to bring proposals before an annual meeting of stockholders other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Company regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in the Bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the Annual Meeting other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws to the Company no later than September 10, 2026.

Revised Deadline Under Universal Proxy Rules

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 10, 2026, which is the later of 60 calendar days prior to the date of the Annual Meeting and the 10th calendar day following public announcement by the Company of the date of the Annual Meeting.

Requirements Applicable to All Proposals

All stockholder proposals or notices provided in compliance with the foregoing deadlines must be received at the Company’s headquarters and addressed to the Company’s Chief Financial Officer at: Expion Energy, Inc., 2025 SW Deerhound Avenue, Redmond, Oregon 97756.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Item 7.01.	Regulation FD Disclosure.

On August 27, 2026, the Company issued a press release announcing the appointment of Mr. Winspear as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

On August 31, 2026, the Company issued a press release announcing the appointment of Mr. Jarvis as a director. A copy of the press release is attached hereto as Exhibit 99.2.

The information provided in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1*	Employment Agreement, dated August 25, 2026, by and between the Company and Robert Winspear
99.1	Press Release, dated August 27, 2026 (Appointment of Chief Financial Officer)
99.2	Press Release, dated August 31, 2026 (Appointment of Director)
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*	Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPION ENERGY, INC.

Date: August 31, 2026	By:	/s/ Kevin Sellers
	Name:	Kevin Sellers
	Title:	Chief Executive Officer